Exhibit 10.1

AMENDMENT No. 1 TO AMENDED AND RESTATED BUSINESS COMBINATION AGREEMENT

This Amendment No. 1 to Amended and Restated Business Combination Agreement, dated as of November 7, 2025 (the “Amendment”), is to amend the Amended and Restated Business Combination Agreement, which was made and entered into as of June 3, 2025 (the “Existing BCA”, and as amended by this Amendment and as it may further be amended in accordance with its terms after the date hereof, the “BCA”), by and among YHN Acquisition I Limited, a British Virgin Islands business company (the “Parent”), YHNA MS I Limited (the “Purchaser”), YHNA MS II Limited (the “Merger Sub”) and Mingde Technology Limited, a Cayman Islands exempted company (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Existing BCA.

Recitals

WHEREAS, pursuant to Section 14.2(a) of the Existing BCA, the Existing BCA may be amended by a writing signed by each of the Purchaser Parties and the Company; and

WHEREAS, the Purchaser Parties and the Company desire to amend the Existing BCA to reflect the changes agreed between the parties and to clarify certain terms and conditions set forth therein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment of Certain Provisions.

(a)	Preamble and WHEREAS Clauses. Clause G of the WHEREAS clauses of the Agreement is hereby amended in its entirety to read as follows:

“G.         The Company Shareholders will be eligible to receive Earnout Consideration which will be contingent on the future share price performance of the Purchaser Ordinary Shares after the Closing, as further provided in this Agreement;”

(b)	Definitions. (i) The following definitions are hereby added and/or amended in their entirety to read as follows:

“Closing Payment Shares” means Nineteen Million (19,000,000) Purchaser Ordinary Shares, which is equal to the Initial Merger Consideration Shares minus the Holdback Shares.

“Earnout Consideration” means a contingent amount of up to Eighty Million Dollars ($80,000,000), payable in Purchaser Ordinary Shares, subject to the terms and conditions set forth in Sections 4.3 and 4.4.

“Earnout Shares” means an aggregate of up to Eight Million (8,000,000) Purchaser Ordinary Shares that may be issued to the Company Shareholders on a contingent basis as Earnout Consideration.

“Earnout Period” means the three year period commencing on the Closing Date.

“Initial Merger Consideration” means Two Hundred Million Dollars ($200,000,000), payable in Purchaser Ordinary Shares.

“Initial Merger Consideration Shares” means Twenty Million (20,000,000) Purchaser Ordinary Shares, to be allocated among the Company Shareholders per their respective Company Ordinary Shares Ownership Percentages as provided on Schedule A hereto.

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“Merger Consideration” means the sum of (i) Two Hundred Million Dollars ($200,000,000), which represents the Initial Merger Consideration, plus (ii) up to an additional Eighty Million Dollars ($80,000,000), which represents the maximum Earnout Consideration, for an aggregate maximum total Merger Consideration of Two Hundred Eighty Million Dollars ($280,000,000).

“Nasdaq” means the Nasdaq Stock Market LLC, and includes either the Nasdaq Global Market or the Nasdaq Capital Market, as applicable to the relevant listing.

“Trading Market” means from and after the Closing, at any particular time of determination, the principal securities exchange or securities market on which the Purchaser Ordinary Shares are then traded.

(ii) The following definitions are hereby deleted in their entirety:

“Earnout Year” means each of FY2026 and FY2027.

“FY2026” means the Company’s fiscal year ending March 31, 2027.

“FY2026 Baseline Earnout Target” means Thirty Million Six Hundred Thousand Dollars ($30,600,000) of Revenue.

“FY2026 Stretch Earnout Target” means Thirty Eight Million Three Hundred Thousand Dollars ($38,300,000) of Revenue.

“FY2027” means the Company’s fiscal year ending March 31, 2028.

“FY2027 Baseline Earnout Target” means Fifty Six Million Three Hundred Thousand Dollars ($56,300,000) of Revenue.

“FY2027 Stretch Earnout Target” means Seventy Million Four Hundred Thousand Dollars ($70,400,000) of Revenue.

(iii) The following cross reference is added to the Glossary:

“ ‘Earnout Milestone’	Section 4.3”

(iv) The following cross reference in the Glossary is hereby deleted in its entirety:

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“ ‘Earnout Statement’	Section 4.4”

(c)	Section 4.1(a). Section 4.1(a) is hereby deleted in its entirety and replaced with the following:

“(a) Conversion of Shares. At the Effective Time, by virtue of this Agreement and the Acquisition Merger and without any action on the part of the Merger Sub, the Company or the Company Shareholders, the Purchaser shall issue the full amount of the Initial Merger Consideration Shares, on the basis that each Company Ordinary Share issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares and Appraisal Shares, if any) shall be canceled and automatically converted into the right to receive, without interest, its pro rata portion (equal to its Company Ordinary Shares Ownership Percentage) of the Initial Merger Consideration Shares, which are comprised of (i) 19,000,000 Purchaser Ordinary Shares as the Closing Payment Shares and (ii) 1,000,000 Purchaser Ordinary Shares to be issued to the Company Shareholders at the Closing and held back as security for the Company’s representations and warranties as further set forth in Article XI (the “Holdback Shares”) as the Holdback Shares. For avoidance of any doubt, after the Effective Time, each Company Shareholder will cease to have any rights with respect to the Company Ordinary Shares, except the right to receive the Initial Merger Consideration (and, subject to the terms of Sections 4.3 and 4.4, the Earnout Consideration).”

(d)	Section 4.3. Section 4.3 is hereby deleted in its entirety and replaced with the following:

“4.3 Earnout. Earnout Shares may be paid to the Company Shareholders as contingent post-closing earnout consideration. The Earnout Shares shall be payable upon the achievement of three separate milestones, if and to the extent any are achieved, and which shall be measured during Earnout Period (each, an “Earnout Milestone”), as follows:

(i) First Earnout Milestone – 3,000,000 Earnout Shares shall become payable upon the closing price of Purchaser Ordinary Shares, as reported on the Trading Market, reaching or exceeding a bid price of $15.00 per share for 60 consecutive trading days occurring at any time during the Earnout Period.

(ii) Second Earnout Milestone – 3,000,000 Earnout Shares shall become payable upon the closing price of Purchaser Ordinary Shares, as reported on the Trading Market, reaching or exceeding a bid price of $20.00 per share for 60 consecutive trading days occurring at any time during the Earnout Period.

(iii) Third Earnout Milestone – 2,000,000 Earnout Shares shall become payable upon the closing price of Purchaser Ordinary Shares, as reported on the Trading Market, reaching or exceeding a bid price of $25.00 per share for 60 consecutive trading days occurring at any time during the Earnout Period.

For the avoidance of doubt, any of the above Earnout Milestones can be achieved over periods of 60 consecutive trading days that overlap in whole or in part.

(e)	Section 4.4. Section 4.4 is hereby deleted in its entirety and replaced with the following:

“4.4 Earnout Procedures. As soon as practicable (but in any event within five (5) Business Days) after the achievement of any of the above Earnout Milestones, the Purchaser shall issue the applicable number of Earnout Shares to the Company Shareholders, pro rata (equal to their respective Company Ordinary Shares Ownership Percentage).

(f)	Part 2 of Schedule A is hereby amended in its entirety to read as provided in Annex A to this Amendment.

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2. Miscellaneous.

(a) Except as expressly provided in this Amendment, the Existing BCA shall remain in full force and effect, and all references to “this Agreement,” “herein” or using similar terms in the Existing BCA shall mean the Existing BCA as further amended by this Amendment. In the event of a conflict between the terms of this Amendment and the Existing BCA, the terms of this Amendment shall prevail over and supersede the conflicting terms in the Existing BCA.

(b) This Amendment shall be governed, enforced, interpreted and construed in a manner consistent with the Existing BCA. Without limiting the foregoing, Section 9.6 (Confidentiality), Article XI, Section 13.1 (Notices), Section 13.2 (Amendments; No Waivers; Remedies), Section 13.4 (Publicity), Section 13.7 (Governing Law), Section 13.10 (Severability) and Section 13.11 (Construction) of the Existing BCA shall apply to this Amendment mutatis mutandis as if set out herein.

(c) This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Amendment will become effective when duly executed and delivered by each of the parties hereto. Counterpart signature pages to this Amendment may be delivered by electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

[The remainder of this page intentionally left blank; signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Parent:

YHN Acquisition I Limited

By: /s/ Christy Man Ka Poon

Name: Christy Man Ka Poon

Title: Chief Executive Officer and Director

Purchaser:

YHNA MS I Limited

By: /s/ Yangyujia An

Name: Yangyujia An

Title: Director

Merger Sub:

YHNA MS II Limited

By: /s/ Yangyujia An

Name: Yangyujia An

Title: Director

Signature Page to Merger Agreement

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Company:

Mingde Technology Limited

By: /s/ Liu Lirong

Name: Liu Lirong

Title: Director

Signature Page to Merger Agreement

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ANNEX A TO AMENDMENT

Schedule A

Part 2 – Company Shareholders as of the Closing Date

Name of Shareholder	Number of Company Ordinary Shares	Shares Ownership Percentage	Closing Payment Shares	Holdback Shares
Following wind Limited	29,000,000	58.00%	11,020,000	580,000
Xiangyun Capital Limited	3,000,000	6.00%	1,140,000	60,000
Jizhao Limited	2,650,000	5.30%	1,007,000	53,000
Auspicious scene Limited	2,500,000	5.00%	950,000	50,000
Fule Capital Limited	2,500,000	5.00%	950,000	50,000
Auspicious omen Limited	2,000,000	4.00%	760,000	40,000
Fengze Technology Limited	1,000,000	2.00%	380,000	20,000
Auspicious snow Limited	1,000,000	2.00%	380,000	20,000
Prosperous times Limited	1,000,000	2.00%	380,000	20,000
Fuman Capital Limited	1,000,000	2.00%	380,000	20,000
Propitious cloud Capital Limited	1,000,000	2.00%	380,000	20,000
Fuqing International Limited	1,000,000	2.00%	380,000	20,000
Shengyun Capital Limited	1,000,000	2.00%	380,000	20,000
Frae Capital Limited	1,000,000	2.00%	380,000	20,000
Full of blessings Limited	200,000	0.40%	76,000	4,000
Jishun Holding Limited	150,000	0.30%	57,000	3,000
Total	50,000,000	100.00%	19,000,000	1,000,000

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